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                                                                   EXHIBIT 10.22



                              EMPLOYMENT AGREEMENT

        THIS AGREEMENT is made effective on October 28, 1999, between HYPERBARIC SYSTEMS, whose address is 1127 Harker Avenue, Palo Alto, CA 94301, incorporated under the laws of the State of California, hereinafter called "EMPLOYER", or "COMPANY and Ardeth Sealy, whose address is 902 Santa Rosa Court, Roseville, CA 95661, hereinafter called "EMPLOYEE".

                                   WITNESSETH:

               1. PURPOSE OF AGREEMENT. HYPERBARIC SYSTEMS is a duly established California corporation engaged in the business of designing, manufacturing and marketing products for the medical, food and semiconductor industries, and EMPLOYEE represents that he has experience in the area of accounting, finance, humane resources and materials management for high technology companies. This agreement between EMPLOYER and EMPLOYEE is entered into for the purpose of defining the relationship, responsibilities, and agreement between EMPLOYER and EMPLOYEE.

               2. EMPLOYMENT: EMPLOYER hereby employs Ardeth Sealy as the Company's Chief Financial Officer and Secretary, effective January 1, 1999.

               3. EMPLOYEE DUTIES AND RESPONSIBILITIES. EMPLOYEE shall be employed as Chief Financial Officer and Secretary with the following duties and responsibilities:

                      a. Establish and maintain the company's financial records.

                      b. Establish and maintain the company's human resource functions.

                      c. Establish and maintain the company's public reporting process.

                      d. Manage the accounting, financial reporting, investor relations, information technology and human resource departments and functions.

                      e. Ensure the COMPANY is in compliance with all regulatory bodies.

                      f. Perform tasks and become involved in projects as directed by the President.

                      g. Establish liability risk options for the COMPANY, to purchase insurance or the COMPANY to establish operating procedures that limit the risk liability.

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               4. EMPLOYEE'S PERFORMANCE. EMPLOYEE shall work as agreed upon by the parties. Employee agrees to devote his best efforts to the Corporation's business and devote his efforts to the Corporation for the performance of his duties as Chief Financial Officer and Secretary, and perform other duties and responsibilities as directed by the President.

               5. TERM. The term of this Agreement shall be effective for a minimum term of one year from the date of this Agreement and continue until thirty days' written notice of termination by either party. It is the intent of the parties that this contract shall continue indefinitely until terminated by either party.

               6. COMPENSATION. For the services rendered by EMPLOYEE hereunder, EMPLOYEE shall be compensated at an amount to be determined by the following formula, but may be adjusted as agreed to by both parties.

                      a. $6,000 per month commencing October 1999 until the Company raises $1,000,000 in funding pursuant to the Private Placement Memorandum dated September 1, 1999 or later.

                      b. $7,000 per month when the Company raises at least $1,000,000 pursuant to the Private Placement Memorandum dated September 1, 1999 or later.

                      c. $8,000 per month when the Company raises at least $2,000,000 pursuant to the Private Placement Memorandum dated September 1, 1999 or later.

                      d. $9,200 per month when the Company raises at least $3,000,000 pursuant to the Private Placement Memorandum dated September 1, 1999 or later.

                      e. Employee will be eligible to participate in any executive compensation and bonus plans the Employer may establish.

               7. STOCK OPTION. For the purpose of further motivating EMPLOYEE, the following STATUTORY INCENTIVE STOCK OPTIONS are hereby granted under the Statutory Incentive Stock Option Plan of the Company, and issued under the Notice of Grant of Statutory Stock Option, and the Statutory Stock Option Agreement, which are included as part of this Agreement and listed as Exhibit A. The Stock Option Grant requires approval by the Board of Directors.

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                      a. 40,000 shares at a price equal to the last close price
as of October 1, 1999 vested over three years, exercisable yearly at the rate of 30%, 30% and 40% respectively.

               8. BONUS After the first year of employment (January 1, 2000) and up to the expiration of the options, Employer agrees to grant a bonus of up to $1,000 to EMPLOYEE.

               9. VACATION, HOLIDAYS AND ABSENCE. EMPLOYEE shall be entitled to annual paid vacations of fifteen days per year plus such holidays as adopted by the Company as paid holidays.

               10. EMPLOYEE BENEFITS. Employee shall be entitled to participate in all benefits offered to the COMPANY'S employees. Such benefits may include by not limited to group medical, dental and vision insurance, life insurance or other insurance or benefits adopted by the Company.

               11. TERMINATION UPON BREACH. This Agreement shall be terminated upon material breach of any of the provisions herein, or breach of the material provisions of any and all supplemental agreements which the EMPLOYEE and EMPLOYER may mutually execute.

               12. CONFIDENTIALITY AGREEMENT. EMPLOYEE agrees that all information made available to EMPLOYEE regarding the products, clients and software systems of EMPLOYER are confidential and require a high degree of confidentiality so as not to violate the rights of others and to prevent the use thereof for purposes detrimental to the interests of EMPLOYER and its clients. Such information in any form shall be hereinafter referred to as "INFORMATION." For purposes of this Agreement:

                      a. CONFIDENTIAL INFORMATION means INFORMATION disclosed to or acquired by EMPLOYEE while employed by EMPLOYER, and includes but is not limited to, INVENTIONS, Patent Applications, TRADE SECRETS, any other information of value relating to the business and/or field of interest of EMPLOYER including information with respect to which EMPLOYER is under an obligation of confidentiality with any third party. CONFIDENTIAL INFORMATION does not include information that is generally known in the relevant trade or industry or any information known to and freely usable by EMPLOYEE before EMPLOYEE's association with EMPLOYER, provided, however, information for purposes of this Agreement shall be considered CONFIDENTIAL INFORMATION if not known by the trade generally, even though such information has been disclosed to


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one or more third parties pursuant to distribution agreements, joint research agreements, or other agreements entered into by EMPLOYER;

                      b. TRADE SECRET(S) means all information, know-how, concepts, data, knowledge, ideas and materials however embodied, relating to the business of EMPLOYER's customers which have not been released publicly by an authorized representative of EMPLOYER or have not otherwise lawfully entered the public domain. TRADE SECRETS shall include but are not limited to information, know-how, concepts, data, knowledge, computer programs, ideas and materials relating to EMPLOYER's existing and future products, processes, research and development, technology, production costs, contract forms, drawings, designs, plans, proposals, marketing and sales plans and strategies, cost or pricing information, financial information, promotional methods, volume of sales, names or classes of customers and vendors, management procedures, organization charts, and employee directories.

               13. PROPRIETARY INFORMATION OF OTHERS. EMPLOYEE shall not use or disclose to EMPLOYER, or induce EMPLOYER to use, any information, know-how, concepts, data, knowledge, computer programs, ideas or materials, however embodied, with respect to which EMPLOYEE is under an obligation of confidentiality to any third party imposed, by law or agreement prior to the date hereof. EMPLOYER represents and covenants that it will not require EMPLOYEE to violate any obligation to, or confidence with, another.

               14. SECRECY AGREEMENT. EMPLOYEE acknowledges that he understands the requirement for CONFIDENTIAL INFORMATION to be kept secret and used only as authorized herein. EMPLOYEE shall at all times during the period of his association with EMPLOYER under this agreement and thereafter keep in confidence and trust all CONFIDENTIAL INFORMATION. EMPLOYEE shall use CONFIDENTIAL INFORMATION only in the course of performing duties as Chief Financial Officer and Secretary for the Company and other duties as assigned by the Company President, and not for unrelated personal gain. EMPLOYEE shall not, directly or indirectly, disclose any CONFIDENTIAL INFORMATION to any person, organization or entity, except in the course of performing duties as a EMPLOYEE of EMPLOYER and only in the manner prescribed by EMPLOYER. Employee shall abide by those EMPLOYER policies and regulations established from time to time for the protection of CONFIDENTIAL INFORMATION. During EMPLOYEE's association with EMPLOYER


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under this Agreement, and after termination thereof, EMPLOYEE shall not directly, or indirectly, either as an employee, employer, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any activity of any nature whatsoever, the performance of which would have a reasonable likelihood of placing EMPLOYEE in conflict with the obligations of confidence and trust regarding CONFIDENTIAL INFORMATION imposed herein.

               15. RETURN OF DOCUMENTS AND MATERIALS. EMPLOYEE agrees that all documents, reports, drawings, materials, designs, plans, computer programs, proposals, marketing and sales plans, reproductions, and other documents or things made by EMPLOYEE or that come into EMPLOYEE's possession in the course of employment with EMPLOYER are the property of EMPLOYER and will not be used by EMPLOYEE for any purpose other than the business of EMPLOYER. EMPLOYEE will not deliver, reproduce or in any way allow such documents or things to be delivered or be used by any third parties without specific direction or consent of EMPLOYER. Upon termination of this Agreement, EMPLOYEE will promptly deliver to EMPLOYER the above documents and materials together with any copies thereof, at EMPLOYER expense.

               16. NO DISCLOSURE. EMPLOYEE agrees not to divulge, disclose, convey or make known to others or any other entity, any such information without the express written consent of the President of HyperBaric Systems first obtained. EMPLOYEE further agrees to take all necessary steps to safeguard such information to prevent the unauthorized disclosure thereof.

               17. INJUNCTION. Recognizing that irreparable damage will result to the business of EMPLOYER in the event of the breach of any of these covenants and assurances by EMPLOYEE, the parties hereto agree that if EMPLOYEE shall violate the terms of this Agreement, EMPLOYER shall be entitled to an injunction to be issued by any court of competent jurisdiction enjoining and restraining EMPLOYEE and each and every person, firm, association, partnership, company, or corporation concerned therewith, from the continuance of such violation of the terms of this Agreement, and in addition thereto, EMPLOYEE shall pay to EMPLOYER all damages, including reasonable attorneys' fees sustained by EMPLOYER by reason of the violation of this Agreement.

               18. NO ASSIGNMENT. Neither the EMPLOYEE nor EMPLOYER may transfer or assign this Agreement, or any right or obligation hereunder, without the prior written

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consent of the other party. No right or obligation under this Agreement may be waived, modified, or in any respect altered except by written agreement of the parties executed in writing by both parties.

               19. SUCCESSORS AND ASSIGNS. This agreement shall be binding on the heirs, executors, successors and assigns of the parties.

               20. ATTORNEYS FEES. If any action is brought to enforce any obligation created under this Agreement, the Court shall award to the prevailing party, such reasonable fees, costs, and expenses as may have been incurred by such party in enforcing its rights under this Agreement, including without limitation, the fees, costs, and expenses of its attorney for services both before or after litigation is instituted.

               21. ENTIRE AGREEMENT. This Agreement may not be changed except in writing signed by the President of the Company and the EMPLOYEE. The validity, performance, construction, and effect of this Agreement shall be governed by the laws of the State of California

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



        "EMPLOYER"                           "EMPLOYEE"


HYPERBARIC SYSTEMS                           Ardeth Sealy
1127 Harker Avenue                           902 Santa Rosa Court
Palo Alto, California 94301                  Roseville, CA 95661


By:
   --------------------------------          -----------------------------------
   HARRY MASUDA, PRESIDENT                   Ardeth Sealy

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                               HYPERBARIC SYSTEMS
                    NOTICE OF GRANT OF STATUTORY STOCK OPTION

        NOTICE is hereby given of the following stock option grant (the "Option") to purchase shares of the Common Stock of HYPERBARIC SYSTEMS (the "Company"):

        EMPLOYEE OPTIONEE    :              ARDETH N. SEALY

        GRANT DATE           :              10/1/99

        OPTION PRICE         :              $1.62 PER SHARE

        NUMBER OF OPTIONED
         SHARES              :              40,000

        EXPIRATION DATE      :              10/1/04

        TYPE OF OPTION       :              EMPLOYEE INCENTIVE STOCK OPTION

        EXERCISE SCHEDULE    :              30% AFTER FIRST YEAR  10/1/00
                                            30% AFTER SECOND YEAR 10/1/01
                                            40% AFTER THIRD YEAR  10/1/02

        Employee/Optionee understands that the Option is granted subject to and in accordance with the express terms and conditions of the HYPERBARIC SYSTEMS, 1998 Statutory Stock Option Plan (The "Plan"). Employee/Optionee agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Statutory Incentive Stock Option Agreement attached hereto as Exhibit A.

        Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit B.


Dated:                                       HYPERBARIC SYSTEMS
      -----------------------------
                                             By
                                               ---------------------------------
                                               HARRY MASUDA, President

                                             "EMPLOYEE/OPTIONEE"


                                               ---------------------------------
                                                       (Signature)

                                               Ardeth N. Sealy
                                               ---------------------------------
                                                       (Type Name)

                                               902 Santa Rosa Court
                                               ---------------------------------
                                               Roseville, CA 95661
                                               ---------------------------------
                                                       (Address)